Collaboration and License Agreement Between Esperion Therapeutics, Inc. and Pharmacia & Upjohn AB dated June 24, 1998.

Confidential treatment requested for portions of this document.

                                                                  EXHIBIT 10.2


                      COLLABORATION AND LICENSE AGREEMENT

     COLLABORATION AND LICENSE AGREEMENT (this "Agreement") dated as of the 24th
                                                ---------
day of June, 1998, by and between Pharmacia & Upjohn AB, a Swedish corporation with a principal place of business at Lindhagensgatan 133, S-112 87, Stockholm, Sweden ("PNU"), and Esperion Therapeutics, Inc., a Delaware corporation with a
         ---
principal place of business at 690 KMS Place, Ann Arbor, Michigan 48108, U.S.A. (the "Company").
      -------

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, PNU has been engaged in the development of the Compound (as defined below) as a therapeutic for cardiovascular market, and owns certain patent rights and know-how with respect thereto; and

     WHEREAS, PNU has decided for strategic reasons to divest such project from its portfolio; and

     WHEREAS, the Company has as its principal business objective the development of novel anti-atherogenic therapies, and has an interest in acquiring exclusive rights to the project from PNU and continuing the development of the Compound and pursuing the commercialization thereof; and

     WHEREAS, the parties desire to enter into an agreement pursuant to which
(i) PNU shall transfer and assign to the Company the project and certain patent rights, know-how and technology relating thereto, (ii) the Company will pursue the continued development of the Compound and ultimately the commercialization thereof and (iii) PNU shall have certain options to participate in the development and marketing of the Compound.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.    DEFINITIONS
     For the purpose of this Agreement, the following words and phrases shall have shall have the meanings set forth below:

1.1  "Affiliate" means, with respect to any Person, any other Person that
      ---------
directly, or indirectly through one or more intermediaries, controls or is controlled by or is under control with such Person. For purposes hereof, the term "control" (including, with its correlative meanings, the terms "controlled
      -------                                                        ----------
by" and "under common control with"), with respect to any Person, means the
--       -------------------------
possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person (whether through the ownership of voting securities, by contract or otherwise); provided, that in
                                                           --------
each event in which any Person owns directly or indirectly more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 50% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than fifty percent (50%) of the ownership interest of any other Person, such Person shall be deemed to control such corporation or other Person.

1.2  "Aggregate Cash Reserves" means cash and marketable securities.
      -----------------------

1.3  "Assigned Contracts" means the contracts specified in Appendix A hereto.
      ------------------

1.4  "Assigned PNU Patent Rights" means all Patents owned by PNU or its
      --------------------------
Affiliates as of the date of this Agreement and listed in Appendix B hereto.
The Patents listed in Appendix B hereto include Patents (a) which have issued as of the date of this Agreement, and (b) which issue at any time from applications
(i) pending as of the date of this Agreement or (ii) subsequently filed worldwide.

1.5  "Company Know-How" means any and all technology, manufacturing and other
      ----------------
know-how, technical information, inventions, discoveries, methods, specifications and trade secrets owned or Controlled by the Company relating to the development, manufacture, use, marketing or sale of Licensed Products or any Improvements with respect thereto.

1.6  "Company Patent Rights" means any and all Patents owned or Controlled by
      ---------------------
the Company claiming inventions necessary or useful to the development, manufacture, use, marketing or sale of Licensed Products or any Improvements with respect thereto, including the Assigned PNU Patent Rights.

1.7  "Compound" means the Milano variant of Apolipoprotein A-I.
      --------

1.8  "Confidential Information" means any and all information (in any and every
      ------------------------
form and media) not generally known in the relevant trade or industry, which was obtained from any party or any Affiliate thereof in connection with this Agreement or the respective rights and obligations of the parties hereunder, including, without limitation, (a) information relating to trade secrets of such party or any Affiliate thereof, (b) information relating to existing or contemplated products, services, technology, designs, processes, formulae, research and development (in any and all stages) of such party or any Affiliate thereof, (c) information relating to the Compound or the Licensed Products, and
(d) information relating to business plans, methods of doing business, sales or marketing methods, customer lists, customer usages and/or requirements and supplier information of such party or any Affiliate thereof, except that
                                                             ------
"Confidential Information" shall not include any information which (i) at the
-------------------------
time of disclosure, is generally known to the public, (ii) after disclosure, becomes part of the public knowledge (by publication or otherwise) other than by breach of this Agreement by the receiving party, (iii) the receiving party can verify by written documentation was in its possession at the time of disclosure and which was not obtained, directly or indirectly, from the other party or any Affiliate thereof, (iv) the receiving party can verify by written documentation results from research and development by the receiving party or any Affiliate thereof independent of disclosures by the other party or any Affiliate thereof or (v) the receiving party can prove was obtained from any Person who had the legal right to disclose such information, provided that such information was not obtained to the knowledge
             --------
of the receiving party or any Affiliate thereof by such Person, directly or indirectly, from the other party or any Affiliate thereof on a confidential basis.

1.9  "Control" means, with respect to any Licensed PNU Patent Rights or PNU
      -------
Know-How, or any Company Patent Rights Company Know-How, the possession of the ability to grant a license or sublicense with respect thereto as provided for herein without violating the terms of any agreement with, or the rights of, any third Person.

1.10  "FDA" means the United States Food and Drug Administration or any
       ---
successor agency thereof.

1.11  "Governmental Approval" means any and all approvals, licenses,
       ---------------------
registrations or authorizations, including pricing approval and reimbursement, if required, of any Federal, State or local agency, department, bureau or other governmental entity, foreign or domestic, necessary for the manufacture, use, storage, import, transport and sale of the Licensed Products in any regulatory jurisdiction.

1.12  "Improvements" means any invention, discovery or improvement to the PNU
       ------------
Patent Rights, the PNU Know-How, the Company Patent Rights or the Company Know-How made, discovered, developed, acquired or Controlled by either party after the date hereof, whether or not patentable or patented. For purposes of this Agreement, "Improvements" shall not include any novel technology, uses, techniques or methods (whether or not incorporated into or used in connection with the Licensed Products).

1.13  "Licensed PNU Patent Rights" means all Patents (other than Assigned PNU
       --------------------------
Patent Rights) (i) which have issued as of the date of this Agreement, a list of which is attached hereto as Appendix C hereto, or (ii) which issue at any time from applications pending as of the date of this Agreement or subsequently filed worldwide and claiming priority from such pending application, now owned or Controlled during the term of this Agreement, by or on behalf of PNU or any of its successors or Affiliates, claiming inventions necessary or useful to the development, manufacture, purification, formulation, use, marketing or sale of the Compound and/or the Licensed Products or any Improvements with respect thereto.

1.14  "Licensed Product" means any pharmaceutical product including the Compound
       ----------------
as its active ingredient the manufacture, use or sale of which (i) would infringe one of the issued, valid unexpired claims or one of the pending claims contained in the PNU Patent Rights in any country or (ii) involves use of the PNU Know-How.

1.15  "NDA" means a complete New Drug Application and all supplements thereto
       ---
filed with the FDA, including all documents, data and other information concerning a Licensed Product which are necessary for, or included in, FDA approval to market such Licensed Product as more fully defined in 21 C.F.R.
(S)314.5 et seq.
         ------

1.16  "Net Sales" means gross receipts received by any party and/or such party's
       ---------
Affiliates for sale of the Licensed Products, less the sum of the following (collectively, "Permitted Deductions"):
                --------------------

        (i)    discounts and rebates allowed in amounts customary in the trade;

        (ii) sales taxes, customs and tariff duties and/or use taxes directly imposed and with reference to particular sales;

        (iii) outbound transportation and delivery charges (including insurance premiums related to transportation and delivery), prepaid or allowed;

        (iv)   amounts repaid, allowed or credited on returns; and

        (v) commissions paid or allowed to distributors, dealers and agents which are not Affiliates of such party.

     In the event of any sale of the Licensed Products by any party to any Affiliate thereof for resale to its customers, "Net Sales" shall be based on the
                                                ---------
greater of the amount actually received by such party from its Affiliate or the amount actually received by such Affiliate from its customers for the sale of the Licensed Products, less (in either such case) the Permitted Deductions.
                       ----

     If any party or any of its Affiliates sells any Licensed Products in combination with other items which are not Licensed Products such as other active compounds or convenience systems ("Other Items") at a single invoice
                                          -----------
price, "Net Sales" for purposes of computing royalty payments on the combination
        ---------
shall be determined as follows:

        (a) if all Licensed Products and Other Items contained in the combination are available separately, "Net Sales" for purposes of
                                                    ---------
             computing royalty payments shall be determined by multiplying Net Sales of the combination by the fraction A/(A+B), where A is the selling price of all Licensed Products at comparable doses and strengths in the combination and B is the selling price of all Other Items in the combination;

        (b) if the combination includes Other Items which are not sold separately (but all Licensed Products contained in the combination are available separately), "Net Sales" for purposes of computing royalty payments shall be determined by multiplying Net Sales of the combination by A/C, where A is as defined above and C is the selling price of the combination; and

        (c) if neither the Licensed Products nor the Other Items contained in the combination are sold separately, "Net Sales" for purposes of
                                                   ---------
             computing royalty payments shall be determined by multiplying Net Sales of the combination by the fraction D/(D+E), where D is the cost of manufacture of all Licensed Products in the combination and E is the cost of manufacture of all Licensed Products in the combination, all as reasonably determined by the parties or, if the parties are unable to agree, by an independent third party mutually agreed upon by the parties or, if the parties are unable to agree upon such third party within fifteen (15) days after either party requests that such third party make such determination, by arbitration as provided in Section 14.2 hereof (which determination shall be conclusive).

1.17  "Patent" means (i) unexpired letters patent (including inventor's
       ------
certificates) which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including, without limitation, any substitution, extension (such as supplementary protection certificates), registration, confirmation, reissue, re-examination, renewal or any like filing thereof, and (ii) pending applications for letters patent, including without limitation any continuation, division or continuation-in-part thereof and any provisional applications, and any foreign counterparts and all patents that issue therefrom.

1.18  "Person" means any individual, estate, trust, partnership, joint venture,
       ------
association, firm, corporation or company, or governmental body, agency or official.

1.19  "PNU Patent Rights" means, collectively, the Assigned PNU Patent Rights
       -----------------
and the Licensed Patent Rights.

1.20  "PNU Know-How" means any and all technology, manufacturing and other know-
       ------------
how, technical information, inventions, discoveries, methods, specifications and trade secrets owned or Controlled by PNU as of the date hereof relating to the Compound or the Licensed Products (the nature of which is described in the internal reports of PNU listed or referred to in Appendix D hereto), and any Improvements with respect thereto.

1.21  "U.S. Dollars" and the sign "$" each means lawful currency of the United
       ------------
States of America.

                              SECTION 2. GRANT

2.1  Transfer of Rights.  Upon the terms and subject to the conditions herein
     ------------------
stated, PNU hereby sells, assigns, transfers, conveys and delivers to the Company, and the Company hereby purchases and accepts from PNU, good and valid title to all of the Assigned PNU Patent Rights, free and clear of all liens and other defects in title. On the date hereof, or from time to time hereafter in and to the extent the Company shall so request in order to give effect to this Agreement, PNU shall, and shall cause its Affiliates to, deliver to the Company
(I) such specific assignments, bills of sale, endorsements and other good and sufficient instruments of conveyance and transfer, in form and substance and reasonably satisfactory to the Company, as shall be effective to assign and vest in the Company good and valid title to all of the Assigned PNU Patent Rights, free and clear of all liens and other defects in title, and (ii) originals or copies of all records relating to the Assigned PNU Patent Rights, including originals of any certificates of registration of any Assigned PNU Patent Rights or renewals thereof.

2.2  Grant of License.  Upon the terms and subject to the conditions herein
     ----------------
stated, PNU hereby grants the Company an exclusive, worldwide license under the Licensed PNU patent Rights and PNU Know-How to develop, make, use, import, export, offer for sale and sell, and to have developed, made, used, imported, exported, offered for sale and sold, the Licensed Products, with the right to grant sublicenses. The grant of any sublicense shall not exceed the scope of the license granted to the Company pursuant to this Agreement.

2.3  Delivery of PNU Know-How.  PNU shall deliver to the Company as soon as
     ------------------------
reasonably practicable after the date hereof copies of all of its records, data and documentation relating to the PNU Know-How, including, without limitation, scientific data and regulatory submissions and documentation, manufacturing process, reagents, expression systems, formulations and other information relevant to the Compound and/or the development, manufacture, purification, formulation, use or marketing of any Licensed Products. In addition, PNU shall make available to the Company the necessary and appropriate PNU personnel who are familiar with the PNU Know-How for a reasonable period of consultation at no cost to the Company, in order to effect the transfer of the PNU Know-How to the Company.

2.4  Delivery of Improvements.  To provide an ongoing procedure for the transfer
     ------------------------
of Improvements, PNU and the Company shall meet on a periodic basis (but not less frequently than annually) to discuss Improvements to which either party may wish to have access and obtain rights thereto in accordance with the provisions of this Agreement.

2.5  Patent Assignment Procedure.  PNU shall execute and deliver to the Company
     ---------------------------
such patent assignments and such other instruments of transfer and conveyance, in form and substance satisfactory to the requirements of each patent office, as shall be effective to vest and/or confirm in the Company good and marketable title to all of the Assigned PNU Patent Rights. The Company shall perform and accomplish all the other procedures for transfer and conveyance of the Assigned Patent Rights required by applicable laws, decrees and regulations. The expenses incurred hereunder for transfer and conveyance of the Assigned PNU Patent Rights, including reasonable attorneys' fees and expenses, shall be shared equally by PNU and the Company. The Company shall be responsible for all costs relating to maintenance of the Assigned Patent Rights.

2.6  Assigned Contracts.  PNU hereby assigns and transfers to the Company and
     ------------------
the Company hereby accepts from PNU all PNU's rights and obligations under the Assigned Contracts. The transfer of each of the Assigned Contracts to the Company is conditional upon consent to the assignment and transfer, where so required, being obtained by PNU from the other party to the Assigned Contract, and nothing in this Agreement shall be deemed to constitute an assignment or an attempt to any Assigned Contract with any third party if the attempted assignment thereof, without the consent of any such third party, would constitute a breach thereof or adversely affect in any way the rights of PNU thereunder. If, after PNU has used reasonable efforts to obtain such consent from any such third party, any such consent shall not have been obtained, PNU shall cooperate with the Company, at the Company's expense, in any reasonable arrangement designed to provide for the Company the benefits of such Assigned Contract, provided that the Company also undertakes to perform and discharge the
          --------
outstanding obligations and liabilities of PNU under such Assigned Contract.

                           SECTION 3. DEVELOPMENT

3.1  Development Effort.  The Company shall use its reasonable good faith
     ------------------
efforts to pursue the development of the Compound, including the necessary manufacturing, process development, preclinical and clinical trials and preparation and prosecution of regulatory submissions, and ultimately shall use its reasonable good faith efforts to pursue commercialization of the Compound, either on its own or in conjunction with one or more other Persons, as determined by the Company.

3.2  Transfer of Materials.  PNU shall transfer and as soon as practicably
     ---------------------
possible deliver to the Company, at the location(s) specified by the Company, all of its existing supplies and materials relating to the Compound and/or any Licensed Products, including, without limitation, the Compound, finished product, intermediates and formulation materials, master cell lines, antibodies and any available custom-designed reagents, at no cost to the Company.

3.3  Rights of Election.  Upon completion of the Company's data analysis of
     ------------------
Phase IIb trials in the United States for the initial indication of the Compound, the Company shall furnish written notice of such completion to PNU, together with a written summary of the results thereof and, upon PNU's written request, all written documentation reasonably necessary for PNU to review and evaluate such data analysis and the results thereof. PNU shall have the right to elect, within ninety (90) days after receipt of such notice and summary (or, if requested by PNU, the receipt by PNU of the written documentation), to participate in the further development and/or marketing of the Compound pursuant to one of the following two options:

        (i) PNU may elect to have the exclusive right to co-develop and the exclusive right to market the Licensed Products in countries other than the United States and Canada, with the right to grant sublicenses in such countries (i.e., other than in the United
                                            ---
             States and Canada) and, if the Company chooses to pursue a co-development and co-promotion arrangement in the United States and Canada and with a third Person such as PNU, the right of first negotiation to co-develop and co-promote the Licensed Products in the United States and Canada. In the event that PNU makes such election and desires to exercise its right of first negotiation with respect to such rights for the United States and Canada, it shall give written notice thereof to the Company and, if the Company chooses to pursue such arrangement with another Person for co-development and co-production in the United States and Canada, the Company shall first offer such rights to PNU, and the Company and PNU shall enter into good faith negotiations for such rights. If the parties have been unable to enter into a mutually acceptable binding Heads of Agreement containing the basic terms of such a transaction within four months after such notice is given by PNU, then the Company may offer such rights to a third Person without further obligation to PNU; provided that the financial terms of
                                        --------
             such
             transaction, when taken in their entirety, are not more favorable to the third Person than the terms offered by PNU. In no event shall the Company pursue any discussions with a third Person without having first responded to a proposal made by PNU during such four month period.

        (ii) PNU may elect not to participate in the development or marketing of the Licensed Products.

     In the event that PNU does not deliver to the Company a written notice of its election pursuant to the foregoing clause (i) or (ii) within ninety (90) days after receipt of the notice and summary described in the firs sentence of this Section 3.3, then PNU shall be deemed to have elected the option provided in the foregoing clause (ii) of this Section 3.3.

     In the event that PNU makes the election provided in clause (i) of this
Section 3.3, PNU shall use its reasonable good faith efforts to commit the resources necessary to develop and market the Licensed Products in the countries in which PNU has exclusive marketing rights, including a collaborative global strategy wherein studies conducted in the respective countries of the Company and PNU will be, wherever possible, useful in submissions to regulatory authorities in their respective countries. In the event that PNU makes the election provided in clause (i) of this Section 3.3, then resource allocation, development and commercialization strategies shall be discussed jointly by the parties in order to coordinate their respective activities for such countries in which they have marketing rights, such discussions to be conducted through a joint steering committee, to consist of an equal number of designees from each of the Company and PNU, with disputes relating thereto to be resolved in accordance with the provisions of this Agreement.

3.4  Development Charges.  All costs incurred by the Company in the development
     -------------------
of the Licensed Products, including, without limitation, payments for clinical trials and other studies, tests and all filings and applications and other actions necessary for achieving Governmental Approval of the Licensed Product, shall be the sole responsibility of the Company, unless PNU elects the option provided in clause (i) of Section 3.3 and pursuant to the provisions thereof the Company grants co-development and marketing rights to PNU in the United States, in which case the costs incurred by either party after completion of the Phase IIb clinical trials in the United States shall be shared as mutually agreed upon by the parties.

3.5  Manufacturing.  In the event that PNU elects the option provided in clause
     -------------
(i) of Section 3.3 and the parties enter into a marketing or co-promotion agreement as the result of which PNU has certain rights to market and sell the Licensed Products, the Company shall be and become the exclusive supplier to PNU, its Affiliates and sublicensees of the Licensed Products for those countries in which PNU has such marketing rights. The supply of clinical trial materials and commercial product shall be a follows:

3.5.1  Clinical Trial Materials.  The Company shall provide to PNU clinical
       ------------------------
trial materials in accordance with the specifications of PNU, and will be invoiced at the Company's fully burdened costs.

3.5.2  Commercial Product.  The Company and PNU shall enter into a separate
       ------------------
supply agreement incorporating a transfer price (including royalties) for
finished product equal to [                  ] of the Net Sales of the Licensed
Products by PNU and its Affiliates up to the first [          ] in any given
annual period and [                        ] of the portion of Net Sales of the
Licensed Products by PNU and its Affiliates which is in excess of [           ]
in such annual period. The Company shall have both primary and secondary sources for its production of commercial quantities of the Licensed Product, and PNU shall be given the option of serving as a primary or secondary vendor of manufacturing services.

                  SECTION 4.    ROYALTIES AND OTHER PAYMENTS

4.1  Initial License Fee.  The Company shall pay to PNU an initial license fee
---  -------------------
of [      ] in cash, which initial license fee shall be paid within ninety (90)
days after the execution of this Agreement.

4.2  Milestone, Development and Royalty Obligations.

     4.2.1 For the rights, privileges and licenses granted hereunder, the parties shall pay the following amounts to each other in the manner hereinafter provided during the term of this Agreement:

        4.2.1.1 Upon completion of clinical studies showing preliminary safety and initial proof-of-concept (which may include early Phase IIa studies), the
Company shall pay to PNU [        ] in cash or by issuance of a promissory note,
with the form of payment to be at the exclusive option of the Company. In the event that such payment is made by promissory note, the terms thereof shall be as described in Section 4.2.2.

        4.2.1.2 In the event that PNU elects the option provided in clause (i) of Section 3.3, the parties shall make the payments to each other provided in this Section 4.2.1.2. In the case of milestone payments made by the Company to PNU, such payments ,may be in the form of cash or a promissory note, as determined by the Company, except that a milestone payment in cash if the amount thereof is less than ten percent (10%) of the then Aggregate Cash Reserve of the Company. The Company shall notify PNU whether it is obligated to pay the milestone payment in cash, based upon its Aggregate Cash Reserves, and provide financial documentation related thereto. Upon PNU's written request, PNU shall have the right to arrange for an independent third party audit to verify whether the Company shall be obligated to pay a milestone payment in cash, and the Company will cooperate in such audit making available its financial books and records to such auditor during normal business hours. If there is a discrepancy of greater than five percent (5%) in PNU's favor, PNU shall be entitled to reimbursement of the reasonable cost of such audit and, if such audit discloses that PNU shall have been entitled to receive a milestone payment in cash that the Company paid in the form of a promissory note shall be returned to the Company for cancellation. If such payment is made by promissory note, the terms thereof shall be as described in Section 4.2.2. The payments to be made pursuant to this
Section 4.2.1.2 are as follows:

(i)  a milestone payment in the amount of [         ] shall be made by the
     Company to PNU upon the granting of Governmental Approval for marketing of the initial Licensed Product in the United States;

        (ii)   the Company shall pay to PNU royalties in the amount of [
                           ] of the Net Sales of the Licensed Product by the
               Company and its Affiliates up to the first [          ] of Net
               Sales in any annual period and [                  ] of the Net
               Sales of the Licensed Product by the Company and its Affiliates
               in excess of [          ] in such annual period, except that the
               Company shall pay PNU [                       ] of the royalties
               received by the Company based on the Net Sales of the Licensed Products by its sublicensees (other than PNU, its Affiliates and
               sublicensees) and [                   ] of any and all license
               fees and milestone payments received by the Company (other than
               from PNU, its Affiliates and sublicensees) or [                ]
               of the Net Sales of its sublicensees (other than PNU, its Affiliates and sublicenses), whichever is greater;

        (iii)  PNU shall pay to the Company royalties in the amount of [
                           ] of the Net Sales of the Licensed Products by PNU
               and its Affiliates up to the first [          ] of Net Sales in
               any annual period and [                  ] of the portion of Net
               Sales of the Licensed Products by PNU and its Affiliates which is
               in excess of [          ] in such annual period; and

        (iv) in the event that PNU has granted sublicensees to any Person other than the Company or any Affiliate thereof, PNU shall pay
               the Company [                       ] of any and all payments
               received by PNU and/or any of is Affiliates from such sublicensees (including, without limitation, any royalties, sublicense issue fees, lump sum payments, technology transfer payments or other similar fees and payments) or [
                  ] of the Net Sales of PNU's sublicensees, whichever is
               greater.

     If PNU and the Company enter into a definitive co-development and co-promotion agreement with respect to the United States and Canada pursuant to
clause (i) of this Section 3.3, [             ] of the amount of the milestone
payment payable by the Company pursuant to clause (i) of this Section 4.2.1.2. shall be credited against future royalties owned by the Company to PNU hereunder.

4.2.1.3  In the event that PNU elects the option provided in clause (ii) of
Section 3.3, the Company shall make the payments to PNU provided in this Section
4.2.1.3. In the case of milestone payments made by the Company to PNU, such payments may be in the form of cash or a promissory note, as determined by the Company, except that a milestone payment will be made in cash if the amount thereof is less than ten percent (10%) of the then aggregate cash reserves of the Company. If such payment is made by promissory note, the terms thereof shall be as provided in Section 4.2.2. The payments to be made pursuant to this
Section 4.2.1.3 are as follows:

(i)  a milestone payment in the amount of [        ] shall be made by the
     Company to PNU upon the enrollment of the first patient in the first Phase III trial for the initial Licensed Product in the United States;

        (ii)   a milestone payment in the amount of [        ] shall be made by
               the Company to PNU upon the filing of the first NDA with respect to marketing of the initial Licensed Product in the United States;

        (iii)  a milestone payment in the amount of [        ] shall be made by
               the Company to PNU upon the filing of the first application with the applicable regulatory authorities for Governmental Approval of the marketing of the initial Licensed Product in any two of the following countries: France, Italy, Germany and the United Kingdom;

        (iv)   a milestone payment in the amount of [        ] shall be made by
               the Company to PNU upon the final approval by the FDA of the first NDA with respect to the marketing of the initial Licensed Product in the United States;

        (v)    a milestone payment in the amount of [        ] shall be made by
               the Company to PNU upon final Governmental Approval of the first application to market the initial Licensed Product in any two of the following countries: France, Italy, Germany and the United Kingdom; and

        (vi)   the Company shall pay to PNU royalties in the amount of [
                           ] of the Net Sales of the Licensed Products by the
               Company and its Affiliates up to the first [          ] of Net
               Sales in any annual period and [                  ] of the Net
               Sales of the Licensed Products by the Company and its Affiliates
               in excess of [          ] in such annual period, except that the
               Company shall pay PNU [                       ] of the royalties
               received by the Company based on the Net Sales of the Licensed Products by its sublicensees (other than PNU, its Affiliates and
               sublicensees) and [                   ] of any and all license
               fees and milestone payments received by the Company

               (other than from PNU, its Affiliates and sublicensees)
               or [               ] of the Net Sales of its sublicensees (other
               than PNU, its Affiliates and sublicensees), whichever is greater.

     The Company shall be entitled to a credit against future royalties otherwise payable by the Company to PNU hereunder in an amount equal to [
             ] of the amount of the milestone payments paid by the Company pursuant to clause (i, (ii) and (iii) of this Section 4.2.1.3 and [
            ] of the amount of the milestone payments paid by the Company pursuant to clauses (iv) and (v) of this Section 4.2.1.3. In no event shall the
Company be entitled to use such credits to offset than [                      ]
of the royalties otherwise payable to PNU with respect to any calendar year, and any unused credits shall be carried over and used by the Company in subsequent years.

                4.2.2 Each promissory note, if any, delivered by the Company to PNU as a milestone payment pursuant to this Section 4 shall (i) be issued by the Company to PNU and be dated the date such milestone payment is due, (ii) be assignable by the holder thereof, (iii) bear
        interest at the prime rate per annum plus [               ] using the
        prime rate as quoted in The Wall Street Journal on the date such
                                -----------------------
        milestone payment is due and (iv) provide for the payment of the principal amount thereof, together with interest thereon to the date of payment, on the first to occur of (a) the fifth anniversary of the date on which such milestone payment is due or (b) the closing date of the first public offering of securities of the Company which results in
        receipt by the Company of net proceeds of at least [         ]. Each
        such note shall also provide that it may be prepaid in full at any time without penalty.

4.3  Limitation on Royalties.  Notwithstanding anything to the contrary
---  -----------------------
contained herein, (a) no royalties shall be payable by any party hereunder with respect to the Net Sales of the Licensed Products to any of its Affiliates or by any of such party's Affiliates to any other Affiliate thereof, and (b) no multiple royalties shall be payable in the event that any of the Licensed Products or the manufacture, use or sale thereof is covered by more than one percent included in the PNU Patent Rights.

4.4  Royalties to Third Persons.  The parties recognize that acquisition of
---  --------------------------
various technologies in the future development work on the Compound or the Licensed Product by the Company may require the Company to undertake royalty obligations to third parties. The parties further recognize that such royalty obligations may render the project financially unacceptable. Therefore, if the Company contemplates the acquisition of new valuable technologies for the development of the Compound or the Licensed Product prior to the Company's notice of completion to PNU pursuant to Section 3.3, and which acquisition includes royalty obligations that may render the project financially unacceptable, the parties agree to discuss suitable arrangements to accommodate for such acquisition of technology, which may include the absorption by PNU of part of such third party royalty (and PNU agrees to consider any reasonable such arrangements in good faith).

4.5 Withholding Taxes. The parties acknowledge and agree that there may be deducted from any payments or royalties otherwise due and payable hereunder any taxes or other payments required to be withheld under applicable law with respect to such payments or royalties or otherwise relating to the Licensed Product.

                SECTION 5. PAYMENT OF ROYALTIES, ACCOUNTING FOR
                           ROYALTIES, RECORDS, ETC.

5.1  Payment.  Royalties payable hereunder shall be paid within 30 days after
---  -------
the end of each calendar quarter, based on the Net Sales of the Licensed Products by the parties and their respective Affiliates during the preceding calendar quarter. Such payments shall be accompanied by a statement setting forth the Net Sales of the Licensed Products.

5.2  Accounting; Foreign Currency.  The aggregate amount of the Net Sales of the
---  ----------------------------
Licensed Products used for computing the royalties payable hereunder shall be computed in U.S. Dollars, and all payments of such royalties shall be made in U.S. Dollars. For purposes of determining the amount of royalties due, the amount of the Net Sales of the Licensed Products in any foreign currency shall be computed by converting such amounts into U.S. Dollars at the prevailing commercial rate of exchange for purchasing U.S. Dollars, as quoted in The Wall Street Journal, on the last business day of the calendar quarter with respect to which such royalty payment is payable hereunder.

5.3  Records.  Each party hereto shall keep for five (5) years complete and
---  -------
accurate records of the Net Sales of the Licensed Products sold by such party and its Affiliates in sufficient detail to allow the royalties payable by such party hereunder to be accurately determined. Each party hereto shall have the right for a period of five (5) years after receiving any report or statement with respect to royalties due and payable hereunder by the other party hereto to appoint an independent accounting firm to inspect and audit the relevant records of the party furnishing such report or statement and its Affiliates to verify such report or statement. Each party hereto and its Affiliates shall make their records available for inspection and audit by such independent accounting firm during regular business hours at such place or places where such records are customarily kept, upon reasonable notice of the other party hereto, to the extent reasonably necessary to verify the accuracy of the reports and payments required hereunder. The cost of any such inspection and audit shall be paid by the party conducting such inspection and audit, unless such inspection and audit discloses for any calendar quarter examined that there shall have been a negative discrepancy of greater than five percent (5%) between the royalties payable hereunder by the relevant party and the royalties actually paid by the relevant party with respect to such calendar quarter, in which case the party paying such royalties shall be responsible for the payment of the entire cost of such inspection and audit.

                         SECTION 6. PATENT PROSECUTION

6.1  Prosecution Obligation.  The Company shall, at its sole cost and expense,
---  ----------------------
maintain during the term of this Agreement any and all Assigned PNU Patent
Rights.

PNU shall, at its sole cost and expense, apply for, and use its reasonable good faith efforts to seek issuance of, and maintain during the term of this Agreement any and all Licensed PNU Patent Rights, in a timely and reasonably prudent business manner.

                  SECTION 7. REPRESENTATIONS AND WARRANTIES.

7.1  By the Company.  The Company hereby represents and warrants to PNU that (a)
     --------------
the Company has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement, (b) the execution, delivery and performance by the Company of this Agreement do not contravene or constitute a default under any provision of applicable law or its articles or by-laws (or equivalent documents) or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company, (c) all licenses, consents, authorizations and approvals, if any, required for the execution, delivery and performance by the Company of this Agreement have been obtained and are in full force and effect and all conditions thereof have been complied with, and no other action by or with respect to, or filing with, any governmental authority or any other Person is required in connection with this execution, delivery and performance by the Company of this Agreement, (d) this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

7.2  By PNU.  PNU hereby represents and warrants to the Company that (a) PNU has
     ------
full legal right, power and authority to execute, deliver and perform its obligations under this Agreement, (b) the execution, delivery and performance by PNU of this Agreement do not contravene or constitute a default under any provision of applicable law or of its articles of incorporation or by-laws (or equivalent documents) or of any agreement, judgment, injunction, order, decree or other instrument binding upon PNU or otherwise relating to the Compound, the PNU Patent Rights or the PNU Know-How, (c) all licenses, consents, authorizations and approvals, if any, required for the execution, delivery and performance by PNU of this Agreement have been obtained and are in full force and effect and all conditions thereof have been complied with, and no other action by or with respect to, or filing with, any governmental authority or any other Person is required in connection with the execution, delivery and performance by PNU of this Agreement, (d) PNU is the exclusive owner of all legal and beneficial right, title and interest in and to the PNU Assigned Patent Rights, free and clear of any lien, claim or encumbrance or rights of any other Person, and PNU owns or Controls sufficient legal rights to the PNU Licensed Patent Rights and the PNU Know-How to grant to the Company the exclusive licenses and rights contemplated hereby, (e) except as set forth in Schedule 7.2 attached hereto, to the best knowledge of PNU, the practice of the PNU Patent Rights and/or the PNU Know-How as contemplated by Section 2.2 hereof does not infringe or violate any patent or other right of any Person, (f) Appendix B hereto contains a complete and correct list of all Patents owned by PNU or its Affiliates as of the date hereof claiming inventions relating solely to the development, manufacture, purification, formulation, use or sale of the Compound, and (g) this Agreement constitutes a valid and binding agreement of PNU, enforceable against PNU, in accordance with its terms.

7.3  Due Diligence.  The Company and its consultants have, prior to the
     -------------
execution of this Agreement, conducted a due diligence of the PNU Patent Rights and the PNU Know-How. The parties agree that the Company shall not entitled to raise any claims for compensation for Losses (as defined in Section 8.2.1) against PNU or its Affiliates insofar as such claims relate to circumstances that PNU can prove were evidence from the information made available to the Company and its consultants in the above-mentioned due diligence. The liability of PNU under Sections 7.2(d) and (e) hereof shall remain valid for eighteen (18) months from the effective date of this Agreement, prior to which date the Company must notify PNU in writing of any claim specifying the exact nature and the Losses relating to such claim, and after said eighteen (18) month period the Company shall be precluded from raising claims for compensation for such Losses against PNU or its Affiliates.

7.4  Survival of Representations and Warrants.  The representations and
     ----------------------------------------
warranties contained herein shall survive the execution, delivery and performance of this Agreement by the parties, notwithstanding any investigation at any time on or prior to the date hereof made by or on behalf of any party or parties.

                  SECTION 8. INFRINGEMENT AND INDEMNIFICATION

8.1  Infringement Claims.
     -------------------

8.1.1  Third Party Infringement.  Each party shall promptly notify the other
       ------------------------
party of its knowledge of any potential or actual infringement of the PNU Patent Rights or the Company Patent Rights. The party having the exclusive marketing rights to Licensed Products in the territory where the infringement takes place shall have the first option to take such action against infringers as such party, using prudent business judgment, deems appropriate. For the purpose of this Section 8.1, the Company shall be deemed to have the exclusive marketing rights for U.S. and Canada, even if PNU and the Company conclude a co-promotion agreement for said countries. If the party having the exclusive marketing rights fails to take appropriate action against any infringer within six (6) months from written notice requesting such action from the other party, then such other party shall have the right to take action against such infringer.
The party taking action to enforce any of the PNU Patent Rights or the Company Patent Rights shall do so at its own expense and for its own benefit, except that if a party with exclusive marketing rights is awarded damages by any court of under any settlement, it shall report such amounts, less out-of-pocket expenses, as Net Sales for royalty-related purposes insofar as such amounts relate to damages for lost sales of Licensed Products. In the event that any such infringement shall not have terminated in any country within one (1) year after the receipt of notice thereof to the party entitled to receive royalties hereunder with respect to Net Sales of the Licensed Products in such country, then the party having the marketing rights in such country shall be entitled to a royalty reduction, on a country-by-country basis, as follows: if sales of the product(s) sold by or on behalf of the infringer exceed ten percent (10%) of the combined sales of such product(s) sold by or on behalf of the infringer exceed ten percent (10%) of the combined sales of such product(s) and the Licensed Products, the royalty rate otherwise applicable shall be reduced by twenty-five percent (25%) of the combined sales, the royalty rate otherwise applicable shall be reduced by fifty percent (50%).

8.1.2  Third Party Claims.  Except to the extent arising out of a breach of such
       ------------------
party's representations and warranties set forth in Section 7 hereof, each party shall defend at its own expense any actions brought against it, its Affiliates or sublicensees alleging that the development, manufacture, marketing, use or sale of any Licensed Products infringes any claim of any third party Patent in any country of the world and such party shall pay all damages and costs payable by such party in such actions. If any claim or proceeding is made or brought (or, in the reasonable opinion of such party's outside patent counsel (which patent counsel must be reasonably acceptable to the other party) set forth in writing and delivered to the other party, is likely to be made or brought) against a party, its Affiliates or sublicensees, based on any claim of infringement or alleged infringement of any third party's patent or other proprietary rights necessary for the practice of the intellectual property rights licensed or acquired by either party under this Agreement, then such party may, in its sole judgment but after consultation with the other party, settle such claim or proceeding (or potential claim or proceeding) by acquiring or obtaining a license under such third party patent or other proprietary rights. In such case, the party acquiring or obtaining a license may offset one hundred percent (100%) of the costs of such acquisition or license against any royalties otherwise payable to the other party up to one percent (1%) of Net Sales and fifty percent (50%) of such costs exceeding one percent (1%) of Net Sales, provided that such party may not exercise such right of offset for an
       --------
aggregate amount in excess of fifty percent (50%) of the royalty payments and other amounts otherwise payable to the other party hereunder.

8.1.3  Revocation or Invalidity Actions.  Each party shall have the right to
       --------------------------------
defend at its own expense all suits or proceedings seeking to have any of its Patents licensed to the other party hereunder revoked or declared invalid. If such party fails to take action in either case at least thirty (30) days prior to the time that such party is obliged to respond to such suit or proceeding, the other party shall have the right to take whatever action it deems appropriate to defend such suit or proceeding. All costs and expenses (including attorney's fees) incurred by such party in such action may be deducted from royalties and/or other amounts otherwise payable to the other party hereunder from the sale of the Licensed Products in the country where such revocation or invalidity suit or proceeding is pending, up to a maximum of fifty percent (50%) of such royalties and/or other payments.

8.1.4  Competing Products.  If, as a result of revocation or invalidation of one
       ------------------
or more of the Patents or unlicensed competition under the PNU Patent Rights, one or more third Persons begins to sell a product competing with the Licensed Product (a "Competing Product") in any country of the world, then the party
            -----------------
having the marketing rights in such country shall be entitled to a royalty reduction, on a country-by-country basis, as follows: if the sales of the Competing Product in such country exceed ten percent (10%) of the combined sales of the Competing Product and the Licensed Products, the royalty rate otherwise applicable shall be reduced by twenty-five percent (25%), and if sales of such Competing Product exceed twenty-five percent (25%) of such combined sales, the royalty rate otherwise applicable shall be reduced by fifty percent (50%).

8.2  Indemnification.
     ---------------

8.2.1  Indemnification by the Company. The Company hereby agrees that it shall
       ------------------------------
be responsible for, indemnify, hold harmless and defend PNU and PNU Affiliates, and their respective directors, officers, managing members, shareholders, partners, attorneys, accountants, agents, employees and consultants, and their respective heirs, successors and assigns (collectively, the "PNU Indemnities"),
                                                             ---------------
from and against any and all claims, demands, losses, liabilities, damages, costs and expenses (including the cost of settlement, reasonable legal and accounting fees and any other expenses for investigating or defending any actions or threatened actions) (collectively, "Losses") suffered or incurred by
                                               ------
any PNU Indemnitee arising out of, relating to, resulting from or in connection with (a) any actual or alleged injury or death of any Person or damage to any property caused or claimed to be caused by any Licensed Product marketed or sold by the Company, but only to the extent the Company has insurance coverage therefor, (b) the breach of any representation or warranty made by the Company herein, (c) the default by the Company in the performance or observance of any of its obligations to be performed or observed hereunder, and (d) any action, suit or other proceeding, or compromise, settlement or judgment, relating to any of the foregoing matters with respect to which PNU Indemnitees are entitled to indemnification hereunder. The foregoing shall not apply to the extent that such Losses are due to the willful misconduct or gross negligence of any of the PNU Indemnitees.

8.2.2  Indemnification by PNU.  PNU hereby agrees that it shall be responsible
       ----------------------
for, responsible for, indemnify, hold harmless and defend the Company and the Company's Affiliates, and their respective directors, officers, managing members, shareholders, partners, attorneys, accountants, agents, employees and consultants, and their respective heirs, successors and assigns (collectively, the "Company Indemnities"), from and against any and all Losses suffered or
     -------------------
incurred by any of the Company Indemnitees arising out of, relating to, resulting from or in connection with (a) the breach of any representation or warranty made by PNU herein, (b) the default by PNU in the performance or observance of any of its obligations to be performed or observed hereunder, and
(c) any action, suit or other proceeding, or compromise, settlement or judgment, relating to any of the foregoing matters with respect to which the Company Indemnitees are entitled to indemnification hereunder. The foregoing shall not apply to the extent that such Losses are due to the willful misconduct or gross negligence of any of the PNU Indemnitees.

8.2.3  Notice of Claims.  In the event that a claim is made pursuant to Section
       ----------------
8.2.1 and 8.2.2 above against any party which seeks indemnification hereunder (the "Indemnitee"), the Indemnitee agrees to promptly notify the other party
      ----------
(the "Indemnitor") of such claim or action and, in the case of any claim by a
      ----------
third Person against the Indemnitee, the Indemnitor may, at its option, elect to assume control of the defense of such claim or action; provided, however, that
                                                       --------  -------
(a) the Indemnitee shall be entitled to participate therein (through counsel of its own choosing) at the Indemnitee's sole cost and expense, and (b) the Indemnitor shall not settle or compromise any such claim or action without the prior written consent of the Indemnitee, unless such settlement or compromise includes a general release of the Indemnitee and all of the other PNU Indemnities or the Company Indemnities, as the case may be, from any and all liability with respect thereto.

                          SECTION 9. CONFIDENTIALITY

     The parties each recognize that the Confidential Information of the other party and any and all Affiliates thereof constitutes valuable confidential and proprietary information. Accordingly, the parties each agree that they and their respective Affiliates shall, during the term of this Agreement and for a period of five (5) years after the termination hereof for any reason, hold in confidence all Confidential Information of the other party (including this Agreement and the terms hereof) and not use the same for any purpose other than as set forth in this Agreement nor disclose the same to any other Person except
                                                                         ------
to the extent that it is necessary for such party to enforce its rights under this Agreement or if required by law or any governmental authority (including, without limitation, the FDA or any stock exchange upon which such party's shares or other equity securities may be traded); provided, however, if any party shall
                                           --------  -------
be required by law to disclose any such Confidential Information to any other Person, such party shall give prompt written notice thereof to the other party and shall minimize such disclosure to the amount required. Notwithstanding the foregoing, either party may disclose Confidential Information of the other (a) to such party's attorneys, accountants and other professional advisors under an obligation of confidentiality to such party, (b) to such party's banks or other financial institutions or venture capital sources for the purpose of raising capital or borrowing money or maintaining compliance with agreements, arrangements and understandings relating thereto, and (c) to any Person who proposes to purchase or otherwise succeed (by merger, operation of law or otherwise) to all of such party's right, title and interest in, to and under this Agreement, if such Person agrees to maintain the confidentiality of such Confidential Information pursuant to a written agreement in form and substance reasonably satisfactory to the parties. The standard of care required to be observed hereunder shall be not less than the degree of care which each party or Affiliate thereof uses to protect its own information of a confidential nature.

                SECTION 10. INTELLECTUAL PROPERTY; IMPROVEMENTS

10.1  Rights to Propriety Technology.  Neither party shall through this
      ------------------------------
Agreement obtain any rights to the other party's proprietary technology except for such rights as are expressly granted or allocated under this Agreement.

10.2  Improvements and Filing, Prosecution and Maintenance of Patents.
      ---------------------------------------------------------------

10.2.1 Any Improvement to the Compound or any Licensed Product made, discovered or developed by any party during the term of this Agreement shall be owned solely by such party, provided that the Company is hereby granted a license upon
                      --------
the terms set forth in Section 2.2 hereof to any such Improvement and under any PNU Patent Rights and PNU Know-How and under any other intellectual property rights of PNU relating thereto owned or Controlled by PNU, to the extent that such Improvement is used solely for the development, manufacture, use, importation, marketing, offer for sale or sale of any Licensed Product. If PNU elects to co-develop and market the Licensed Products, then PNU shall have a license upon the same terms as granted to the Company with respect to any Improvements, and under any Company Patent Rights and Company Know-How and under any other intellectual property rights of the Company relating thereto owned or Controlled by the Company, to the extent that such Improvement is used solely for the development, manufacture, use, importation, marketing, offer for sale or sale of any Licensed Product in the countries in which PNU has marketing rights. Each party agrees to give the other Party prompt written notice of any Improvement to the Compound or any Licensed Product discovered or developed by such party during the term of this Agreement. Improvements to the Company Patent Rights and the Company Know-How made, discovered or acquired by the Company during the term of this Agreement shall be owned by the Company, provided that with respect to any such Improvement to the Assigned Patents made
--------
or developed by the Company in the nature of a patentable manufacturing process or technique, PNU shall have the option to acquire, for such consideration as may be mutually agreed upon by the parties after negotiation in good faith, a non-exclusive, worldwide license under any intellectual property rights owned or Controlled by the Company relating to such Improvement, with the right to sublicense upon obtaining the Company's prior written consent thereto (which consent shall not be unreasonably withheld), to use such Improvement for purposes other than (i) to develop, manufacture, use, market or sell the Licensed Products or any other pharmaceutical products or compounds containing an apolipoprotein as an active ingredient for medical treatment in the field of atherosclerosis, or (ii) any such purpose that may be adverse to or in competition with the interests of the Company. Improvements to the PNU Patents and the PNU Know-How made, discovered or acquired by the Company during the term of this Agreement shall be owned by the Company, provided that PNU shall be
                                                 --------
granted a non-exclusive, free-of-charge, worldwide license under any intellectual property rights owned or Controlled by the Company relating to such Improvement, with the right to sublicense, to use such Improvements for purposes other than to develop, manufacture, use, market or sell pharmaceutical products or compounds containing an apolipoprotein as an active ingredient for medical treatment in the field of atherosclerosis.

10.2.2 In the event that any Improvements owned by either party are deemed patentable, such party shall be entitled to file and prosecute patent applications related thereto and maintain patents issued thereon, at its own cost and expense. The other party shall render reasonable assistance to such party in filing such applications whenever requested to do so, at such party's sole cost and expense. The Company and PNU agree to sign and execute such forms and documents as may be reasonably requested by the other party as being necessary or desirable to vest or confirm in such other party title to all such improvements owned by such other party.

                     SECTION 11. LIMITATIONS ON LIABILITY

11.1  No Warranties.  Except as expressly set forth in Section 7 hereof, neither
      -------------
party makes any representations or warranties as to any matter whatsoever. EACH PARTY HEREBY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

11.2  Limitations of Liability.  UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE
      ------------------------
LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND WHATSOEVER.

11.3  Force Majeure.  No party shall be liable for failure or delay in
      -------------
performing any of its obligations hereunder if such failure or delay is occasioned by compliance with any governmental regulation, request or order, or by circumstances beyond the reasonable control of the party so failing or delaying, including, without limitation, Acts of God, war, insurrection, fire, flood, accident, labor strikes, work stoppage or slowdown (whether or not such labor event is within the reasonable control of the parties), or inability to obtain raw materials, supplies, power or equipment necessary to enable such party to perform its obligations hereunder. Each party shall (a) promptly notify the other party in writing of any such event of force majeure, the expected duration thereof and its anticipated effect on the ability of such party to perform its obligations hereunder, and (b) make reasonable efforts to remedy any such event of force majeure.

                         SECTION 12. NON-USE OF NAMES

12.1  Non-use of Names.  Neither party shall use the name of the other party nor
      ----------------
the name of any of Affiliates or employees of such other party, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from such other party in each case (which consent shall not be unreasonably withheld or delayed).

12.2  Insurance.  The Company agrees to obtain and maintain in effect, from and
      ---------
after the first commercial sale of the Licensed Products, appropriate insurance coverage for the Company's potential liability relating to the marketing and sale of the Licensed Products consistent with industry standards for similar companies.

                       SECTION 13. TERM AND TERMINATION

13.1  Term.  This Agreement shall be effective from the date of its execution by
      ----
the parties and, unless sooner terminated in accordance with the provisions of this Section 13, shall continue until the later to occur of (i) 20 years from the date of this Agreement, or (ii) the last to expire of any Patent included within the PNU Patent Rights.

13.2  Events of Default.  Each party shall have the right to terminate this
      -----------------
Agreement upon the occurrence of any of the following events (each, an "Event of
                                                                        --------
Default") with respect to the other party (the "Defaulting Party"):  (a) a
-------                                         ----------------
decree or order shall have been entered by a court of competent jurisdiction adjudging the Defaulting Party bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Defaulting Party under any bankruptcy law or any other similar applicable statute, law or regulation, or a decree or order of a court of competent jurisdiction shall have been entered for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Defaulting Party or a substantial part of its property, or for the winding up or liquidation of its affairs; and (b) the Defaulting Party shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy petition against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition, liquidation or similar relief under any bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall be unable to pay its debts generally as they become due; or
(c) the Defaulting Party shall commit a material breach of the terms of this Agreement and the same and all of its effects shall be remedied within 60 days after written notice thereof is given by the other party to the Defaulting Party. The failure by either party to pay the other party any royalties or other payments when due and payable in accordance with the provisions of Section 5 hereof shall be deemed a material breach of this Agreement.

13.3  Termination.  Each party may terminate this Agreement upon the occurrence
      -----------
of an Event of Default by giving written notice thereof to the other party, which notice shall specifically identify the reason(s) for such termination. In addition, (i) the Company may terminate this Agreement and, PNU, if the option set forth in Section3.3(i) hereof is elected by PNU, may terminate its co-development and marketing rights hereunder at any time upon not less than ninety
(90) days' prior written notice to the other party, if the Board of Directors of such party determines in good faith that the development, manufacture, marketing or sale of the Licensed Product is not technically or commercially feasible and such circumstances cannot be overcome by exerting reasonable good faith efforts as provided in Sections 3.1 and 3.3, provided; that the other party shall have
                                     --------
the right to propose amended terms of this Agreement in order the improve the technical or commercial feasibility for such party, which proposal such party agrees to consider in good faith. Such proposal shall be made in writing within thirty (30) days following receipt of notice of termination and the party receiving the proposal shall respond in writing within thirty (30) days following receipt of such proposal. (ii) PNU may terminate this Agreement by giving at least 30 days' prior written notice to the Company in the event that the Company has not obtained, in the aggregate, at least

$8,000,000 in equity financing within 12 months after the date of execution of this Agreement.

13.4  Consequences of Termination.  Upon the termination of this Agreement, all
      ---------------------------
rights, privileges and licenses granted by PNU to the Company hereunder, including the Assigned PNU Patent Rights (by reassignment), shall revert to PNU, and the Company agrees thereupon to negotiate in good faith with PNU the terms and conditions under which the Company would be willing to grant PNU a license under the Company Patent Rights and the Company Know-How to make, use and sell the Licensed Products, unless this Agreement has been terminated by PNU by reason of a material breach or default by the Company with respect to its obligations hereunder that shall not have been cured by the Company within one hundred twenty (120) days following its receipt of written notice thereof from PNU specifically describing such breach of default, in which case the Company shall, without charge to PNU, (i) assign to PNU all of the Company Patent Rights and the Company Know-How relating solely to the Licensed Products and (ii) grant to PNU, free of charge, a license under any other Company Patent Rights and Company Know-How, but only to the extent necessary to permit PNU to make, use and sell the Licensed Products (with the right to grant sublicenses). The termination of this Agreement for any reason shall be without prejudice to (i) the right of each party to receive all amounts accrued under Section 5 hereof prior to the effective date of such termination, (ii) the rights and obligations of the parties pursuant to Sections 6, 8 and 9 hereof, and (iii) any other remedies as may now or hereafter be available to any party, whether under this Agreement or otherwise. Upon the termination of this Agreement (a) the Company and its Affiliates and sublicensees shall immediately discontinue the manufacture, use and sale of the Licensed Products, and (b) each party and its Affiliates shall immediately discontinue the manufacture, use and sale of the Licensed Products, and (b) each party and its Affiliates shall immediately cease the use of all Confidential Information obtained from the other party or any Affiliate thereof.

                           SECTION 14. MISCELLANEOUS

14.1  Notices.  All payments in the form of a promissory note, notices, reports
      -------
and/or other communications made in accordance with this Agreement, shall be deemed to be duly made or given (i) when delivered by hand, (ii) three days after being mailed by registered or certified mail (air mail if mailed overseas), return receipt requested, or (iii) when received by the addressee, if sent by facsimile transmission or by Express Mail, Federal Express or other express delivery service (receipt requested), in each case addressed to such party at its address set forth below (or to such other address as such party may hereafter designate as to itself by notice to the other party hereto):

     In the case of the Company:

               Esperion Therapeutics, Inc.
               690 KMS Place
               Ann Arbor, MI 48108
               Attention:  President
               Telecopier:  (734)  332-0516

         with a copy to:

               Sills Cummis Radin
                 Tischman Epstein & Gross, P.A.
               One Riverfront Plaza
               Newark, New Jersey 07102
               U.S.A.
               Attention:     Ira A. Rosenberg, Esq.
               Telecopier:    (973)  643-6500

     In the case of PNU:

               Pharmacia & Upjohn AB
               Lindhagensgatan 133
               S-112 87, Stockholm
               SWEDEN
               Attention:    President
               Telecopier:   011-46-8-618-2668

         with a copy to:

               Pharmacia & Upjohn AB
               Legal Department
               Lindhagensgatan 133
               S-112 87, Stockhold
               SWEDEN
               Telecopier:  011-46-8-695-4708

14.2  Amendment, etc.  This Agreement may not be amended or modified, nor may
      ---------------
any right or remedy of any party be waived, unless the same is in writing and signed by such party or a duly authorized representative of such party. The waiver by any party of the breach of any term or provision hereof by any other party shall not be construed as a waiver of any other subsequent breach.

14.3  No Waiver; Remedies.  No failure or delay by any party in exercising any
      -------------------
of its rights or remedies hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the parties provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

14.4  Successors and Assigns.  This Agreement shall be binding upon and inure to
      ----------------------
the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns; provided that, except as expressly provided
                                  --------
herein, neither party may assign or otherwise transfer this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed); except that no such consent shall be required for any assignment or transfer of this Agreement by either party to an Affiliate thereof (in which case the party shall give prompt notice of such assignment or transfer to the other party unless such assignment or transfer is to a wholly-owned subsidiary of such party in which event no such notice shall be required).

14.5  Relationship of Parties.  The Company and the PNU, are not (and nothing in
      -----------------------
this Agreement shall be construed to constitute them) partners, joint venturers, agents, representatives or employees of the other party, nor to create any relationships between them other than that of an independent contractor.
Neither party shall have any responsibility of liability for the actions of the other party except as specifically provided herein. Neither party shall have any right or authority to bind or obligate the other party in any manner or make any representation or warranty on behalf of the other.

14.6  Expenses.  Unless otherwise provided herein, all costs and expenses
      --------
incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party which shall have incurred the same and the other party shall have no liability relating thereto.

14.7  Entire Agreement.  This Agreement constitutes the entire agreement between
      ----------------
the parties and supersedes all prior proposals, communications, representations and agreements, whether oral or written, with respect to the subject matter hereof.

14.8  Severability.  Any term or provision of this Agreement which is invalid or
      ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions hereof in any other jurisdiction.

14.9  Counterparts.  This Agreement may be signed in any number of counterparts,
      ------------
each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.10  Headings.  The headings used in this Agreement are for convenience of
       --------
reference only and shall not affect the meaning or construction of this Agreement.

14.11  Governing Law.  This Agreement, including the performance and
       -------------
enforceability hereof, shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine. For purposes of any legal proceedings described in the last sentence of Section 14.12, each party hereby submits itself for the sole purpose of this Agreement and any controversy arising hereunder to the jurisdiction of the courts located in the State of New York and any courts of appeal therefrom, and waives any objection (on the grounds of lack of jurisdiction, or forum non conveniens or otherwise) to the exercise of such jurisdiction over it by any such courts.

14.12  Arbitration.  Except as expressly provided herein, any dispute,
       -----------
controversy, or claim arising out of or relating to this Agreement, its validity, construction or enforceability or the breach of any of the terms or provisions hereof shall be settled by arbitration under the American Arbitration Association by a panel of three arbitrators, one selected by each party and the third selected by the other two arbitrators. Any arbitration proceeding commenced by either party shall be held in the New York City, New York metropolitan area (including Northern New Jersey). The decision of the arbitrators shall be final and binding upon the parties and judgment upon the decision by the arbitrators may be entered in any court of competent jurisdiction, and execution may be had thereon. The expense of such arbitration, including attorneys' fees, shall be allocated between the parties as the arbitrators may decide and as the claims and interests of each party may prevail. Notwithstanding anything to the contrary contained in this Section 14.12, any dispute, controversy or claim relating to actual or threatened unauthorized use or disclosure of any Confidential Information, or the validity, applicability, enforceability or infringement of any patent rights, shall not be required to be submitted to arbitration hereunder and may be resolved by a court of competent jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written below.

                                PHARMACIA & UPJOHN AB


                                By: /s/ Hans Sievertsson
                                   -----------------------------

                                ESPERION THERAPEUTICS, INC.


                                By: /s/ Roger S. Newton
                                   -----------------------------

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